Exhibit 99.1

News Release FOR IMMEDIATE RELEASE
Media Contact:
Julie Pekarek
Chief Marketing Officer
414.977.4254
jpekarek@merge.com

MERGE HEALTHCARE REPORTS CONTINUED REVENUE GROWTH
Q4 2009 increase of 28% compared to prior year, 14% over Q3 2009

Milwaukee, WI, February 10, 2010 - Merge Healthcare Incorporated (NASDAQ: MRGE), a health IT solutions provider, today announced financial results for the fourth quarter and full year 2009.

“Merge Healthcare ended 2009 as a much different company than it started the year,” says Justin Dearborn, Merge CEO.  “We have executed on a strategy to diversify the company to take advantage of opportunities within the broader global Healthcare IT market, while leveraging our core imaging expertise. We believe the investments we have made during 2009 in new products and international markets, along with our acquisition strategy, will benefit our shareholders in 2010 and beyond.”

Quarter Results:

Results comparing quarter over quarter and year over year are as follows (in millions):

	Q4 2009	Q4 2008	Q3 2009
Net sales	$19.3	$15.1	$16.9
Operating income (loss)	1.5	3.7	(0.2)
Net income (loss)	(2.1)	1.9	(0.9)
Adjusted net income*	1.6	3.6	2.4
Adjusted EBITDA*	3.8	6.1	4.8

Earnings (loss) per diluted share	$(0.03)	$0.03	$(0.02)
Adjusted net income per share*	$0.02	$0.06	$0.04
Adjusted EBITDA per share*	$0.05	$0.11	$0.08

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Recurring revenue* comprised greater than 60% of total net sales in each of the fourth and third quarter of 2009, and greater than 50% of total net sales in the fourth quarter of 2008.  Net sales in each of the periods indicated above have been reduced by the impact of purchase accounting, which was $1.0 million in the fourth quarter compared to $0.6 million in the third quarter of 2009.

Additionally, Merge completed a registered direct common stock offering in the fourth quarter that resulted in proceeds, net of advisor fees, of $25.2 million.  These proceeds were used to retire an existing note payable, resulting in $7.1 million of net proceeds.  The debt retirement timing led to an income statement charge of $3.3 million, and resulted in total debt-related charges of $3.7 million in the fourth quarter.

In the fourth quarter of 2009, the cash balance increased by $2.7 million to $19.6 million as of December 31, 2009.  Cash flow from operations was reduced in the fourth quarter by $5.4 million, primarily as a result of $3.1 million of interest and early debt retirement cash costs.  An additional $1.0 million was expended on an acquisition of assets in support of 2010 business initiatives, as well as another $1.0 million of real estate costs.

Year-to-Date Results:

Merge’s financial results for the year ended December 31, 2009, compared to 2008 are as follows (in millions):

	2009	2008
Net sales	$66.8	$56.7
Operating income (loss)	9.0	(21.7)
Net income (loss)	0.3	(23.7)
Adjusted net income (loss)*	11.5	(8.2)
Adjusted EBITDA*	20.1	0.0

Earnings (loss) per diluted share	$0.00	$(0.51)
Adjusted net income (loss) per share*	$0.18	$(0.18)
Adjusted EBITDA per share*	$0.32	$0.00

Conference Call Information:

Merge will hold a public web cast tomorrow morning, February 11, 2010, at 8:30 AM EST to review these financial results, and to provide an update on business operations and strategy. Immediately following, there will be a question and answer session.

Investors will have the opportunity to listen to the conference call via telephone or over the Internet at Merge Healthcare Web Cast.  To access the call, dial 1.800.221.2015 or 706.634.2159.  The Conference ID Number to reference is 53230096.  A replay via the Internet or telephone will be available shortly after the call at http://www.merge.com/investor/conferencecall.asp.

Merge Healthcare develops software solutions that automate healthcare data and diagnostic workflow to create a more comprehensive electronic record of the patient experience.  Merge products, ranging from standards-based development toolkits to fully integrated clinical applications, have been used by healthcare providers worldwide for over 20 years. Additional information can be found at www.merge.com.

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* Non-GAAP Measures

The non-GAAP measures of adjusted net income (loss) and adjusted EBITDA shown in this release exclude certain non-recurring items consisting of the impairment of investments, loss on early retirement of debt, sale of non-core patents, acquisition related costs, acquisition related severance (not qualifying for restructuring cost) and restructuring, tradename impairment and other costs and expenses. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included after the financial information included in this press release.  Recurring revenue is generated from agreements that generally contain a stated annual amount and which we have a high success rate of renewing each year.  More specifically, this includes revenue generated from our DICOM toolkit and eFilm product lines, long-term contracts associated with our SaaS related offerings and maintenance contracts across the entire business.  These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies.  Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management, analysts and investors regarding financial and business trends related to our results of operations.  Further, management believes that these non-GAAP measures improve management’s, analysts and investors’ ability to compare Merge’s financial performance with other companies in the technology industry.  Because certain charges, costs and expenses reflect events that are not essential to our recurring business operations, it is useful to compare results excluding these amounts.  Management also uses financial statements that exclude these charges costs and expenses for its internal budgets.  While GAAP results are more complete, we offer investors these supplemental metrics since, when reconciled to GAAP, they may provide greater insight into our financial results.  Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  These non-GAAP financial measures should be read only in conjunction with the consolidated financial statements prepared in accordance with GAAP.

Forward Looking Statements:

Information included in this news release may contain forward-looking statements, concerning, among other things, Merge’s outlook, financial projections and business strategies, all of which are subject to risks, uncertainties and assumptions.  These forward-looking statements are identified by their use of terms such as “intend,” “plan,” “may,” “should,” “will,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “continue,” “potential,” “opportunity,” “project” and similar terms.  These statements are based on certain assumptions and analyses that Merge believes are appropriate under the circumstances.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected.  Merge can not guarantee that it will achieve these plans, intentions or expectations.  Forward-looking statements speak only as of the date they are made, and Merge undertakes no obligation to publicly update or revise any of them in light of new information, future events or otherwise, except as required by law.  Factors that could have a material adverse effect on operations and future prospects of Merge include, but are not limited to: market acceptance and performance of Merge’s products and services; the impact of competitive products and pricing; the risks and effects of its recent securities issues; the past restatement of our financial statements; the amount of the costs, fees, expenses and charges related to the acquisition of etrials Worldwide, Inc. (“etrials”), Confirma, Inc. (“Confirma”) and other non-material acquisitions; the ability of Merge Healthcare to integrate its acquisitions, such as etrials and Confirma, successfully; whether the acquisitions will result in the enhancement of value and benefits to customers and to Merge Healthcare’s, etrials’ and Confirma’s stockholders; general economic and business conditions; global economic growth and activity; industry conditions; and changes in laws or regulations, including but not limited to U.S. health care reform; our ability to generate sufficient cash from operations to meet future operating, financing and capital requirements; the costs, risks and effects of various pending legal proceedings and investigations; and other risk factors detailed in our filings with the Securities and Exchange Commission.  These uncertainties and risks may cause our actual future results to be materially different than those expressed in our forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  We undertake no obligation to update such forward-looking statements or any of such risks, uncertainties and other factors, except as required by law.

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31,	December 31,
	2009	2008
	(Unaudited)
Current assets:
Cash (including restricted cash)	$19,621	$17,848
Accounts receivable, net	17,219	12,779
Inventory	280	550
Prepaid expenses	1,896	1,509
Deferred income taxes	142	217
Other current assets	3,590	721
Total current assets	42,748	33,624

Property and equipment, net	3,877	1,974
Purchased and developed software, net	12,621	5,653
Customer relationships and trade names, net	6,715	2,291
Goodwill	28,749	-
Deferred tax assets	4,689	4,585
Investments	523	5,690
Other	327	920
Total assets	$100,249	$54,737

Current liabilities:
Accounts payable	$4,444	$4,036
Accrued wages	1,950	1,590
Restructuring accrual	879	1,173
Current portion of capital lease obligations	130	-
Deferred revenue	15,579	16,150
Other accrued liabilities	1,535	2,421
Total current liabilities	24,517	25,370

Obligations under capital leases, excluding current portion	75	-
Note payable	-	14,230
Deferred income taxes	68	39
Deferred revenue	1,193	644
Income taxes payable	5,461	5,418
Other	798	195
Total liabilities	32,112	45,896

Total shareholders' equity	68,137	8,841
Total liabilities and shareholders' equity	$100,249	$54,737

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net sales
Software and other	$7,578	$7,828	$33,037	$27,561
Services and maintenance	11,694	7,233	33,804	29,174
Total net sales	19,272	15,061	66,841	56,735
Cost of sales
Software and other	1,020	1,279	3,730	5,121
Services and maintenance	4,399	2,200	12,324	11,672
Depreciation, amortization and impairment	1,151	1,105	3,323	3,279
Total cost of sales	6,570	4,584	19,377	20,072
Gross margin	12,702	10,477	47,464	36,663
Operating costs and expenses:
Sales and marketing	3,235	1,817	9,203	9,313
Product research and development	3,186	2,089	10,689	13,240
General and administrative	4,033	2,368	13,005	20,461
Acquisition-related expenses	228	-	1,225	-
Trade name impairment, restructuring
and other expenses	(361)	(46)	1,613	11,816
Depreciation, amortization and impairment	917	576	2,766	3,530
Total operating costs and expenses	11,238	6,804	38,501	58,360
Operating income (loss)	1,464	3,673	8,963	(21,697)
Other income (expense)	(3,738)	(1,700)	(8,813)	(2,046)
Income (loss) before income taxes	(2,274)	1,973	150	(23,743)
Income tax expense (benefit)	(207)	55	(135)	(60)
Net income (loss)	$(2,067)	$1,918	$285	$(23,683)

Net income (loss) per share - basic	$(0.03)	$0.03	$0.00	$(0.51)
Weighted average number of common
shares outstanding - basic	69,829,661	56,311,614	60,910,268	46,717,546

Net income (loss) per share - diluted	$(0.03)	$0.03	$0.00	$(0.51)
Weighted average number of common
shares outstanding - diluted	69,829,661	56,791,611	62,737,821	46,717,546

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

		Year Ended
		December 31,
		2009	2008
Cash flows from operating activities:
Net income (loss)		$285	$(23,683)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation, amortization and impairment		6,089	6,809
Share-based compensation		1,686	4,161
Loss on disposal of assets		13	-
Loss on disposal of subsidiary		-	1,470
Amortization of note payable issuance costs & discount		1,533	604
Trade name impairment		-	1,060
Other than temporary impairment on equity investments		-	1,435
Realized loss on investment		3,624	-
Provision for doubtful accounts receivable and sales returns, net of recoveries		416	316
Deferred income taxes		-	(175)
Net change in assets and liabilities (net of effects of dispositions)		(14,603)	(5,573)
Net cash used in operating activities		(957)	(13,576)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired		(2,752)	-
Purchases of property, equipment and leasehold improvements		(1,134)	(539)
Proceeds from sale of subsidiary		-	499
Change in restricted cash		188	(258)
Proceeds from sale of equity investment		886	-
Net cash used in investing activities		(2,812)	(298)
Cash flows from financing activities:
Proceeds from issuance of term note, net of non-cash discount of $510		-	14,490
Proceeds from issuance of Common Stock		25,175	5,479
Note and stock issuance costs paid		-	(2,386)
Proceeds from exercise of stock options and employee stock purchase plan		110	100
Principal payments on notes		(19,570)	-
Principal payments on capital leases		(111)	-
Repurchase of Common Stock		-	(47)
Dividends paid		-	(57)
Net cash provided by financing activities		5,604	17,579
Effect of exchange rate changes on cash		-	(115)
Net increase in cash		1,835	3,590
Cash and cash equivalents, beginning of period (net of restricted cash)	(1)	17,227	13,637
Cash and cash equivalents, end of period (net of restricted cash)	(2)	$19,062	$17,227

(1) Restricted cash of $621 and $363 as of December 31, 2008 and December 31, 2007, respectively.
(2) Restricted cash of $559 and $621 as of December 31, 2009 and December 31, 2008, respectively.

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2009	2008	2009	2009	2008
Net income (loss)	$(2,067)	$1,918	$(936)	$285	$(23,683)
Impairment of investments	-	1,435	71	3,624	1,435
Loss on early retirement of debt	3,329	-	-	3,329	-
Sale of non-core patents	-	-	-	(510)	-
Acquisition related costs	228	-	658	1,225	-
Acquisition related severance (not qualifying for restructuring cost)	-	-	225	225	-
Trade name impairment, restructuring and other	(361)	(46)	1,974	1,613	9,846
Stock-based compensation expense	430	325	371	1,686	4,161
Adjusted net income (loss)	$1,559	$3,632	$2,363	$11,477	$(8,241)
Depreciation and amortization	2,068	1,681	1,654	6,089	6,809
Net interest expense	392	706	769	2,666	1,482
Income tax expense (benefit)	(207)	55	29	(135)	(60)
Adjusted EBITDA	$3,812	$6,074	$4,815	$20,097	$(10)

Adjusted net income (loss) per share - diluted	$0.02	$0.06	$0.04	$0.18	$(0.18)
Adjusted EBITDA per share - diluted	$0.05	$0.11	$0.08	$0.32	$(0.00)

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